UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 18, 2010

Date of earliest event reported: August 13, 2010

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2010, the Executive Compensation Committee of the board of directors of OfficeMax Incorporated (the “Company”) granted retention awards in the form of restricted stock units (“RSUs”) as follows:

Executive Officer	Approximate Value on August 13, 2010	Number of RSUs
Bruce Besanko, Executive Vice President, Chief Financial Officer and Chief Administrative Officer	$740,373	66,881
Ryan Vero, Executive Vice President and Chief Marketing Officer	$686,938	62,054

The awards are subject to all the terms and conditions of the 2003 OfficeMax Incentive and Performance Plan. The awards will vest on a pro rata basis over a three-year restriction period beginning on August 13, 2010 (the “Award Date”). One third of each award will vest on each anniversary of the Award Date. If paid, RSUS are paid in whole shares of Company common stock, with any fractional amount paid in cash.

The award agreement provides that the recipient must be employed by the Company in order for the RSUs to vest, subject to exceptions in certain circumstances including involuntary termination qualifying the recipient for severance under a Company plan, death or disability. In the event of involuntary termination qualifying the recipient for severance under the Company plan, death or disability, a pro rata amount of the RSUs will vest based on the number of full months worked by the recipient as of the date of termination as described in the award agreement. RSUs may not be sold or transferred prior to vesting. In addition, recipients of the RSUs do not receive dividends and do not have voting rights until the RSUs vest. In the event of a change in control, as defined in the award agreement, the vesting of the RSUs may accelerate under certain circumstances described in the agreement. The award agreement includes a non-solicitation and non-compete clause that states that, beginning on the Award Date and ending one year after terminating employment with the Company, the recipient will not (i) employ or solicit for employment any person who is, or was within six months prior to the officer’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company and with responsibility over the same geographic areas over which the recipient had responsibility during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company. The award agreement states that violation of the non-solicitation and non-compete clause will result in forfeiture of all RSUs and any shares of stock owned in settlement of RSUs on or after the date of violation.

The Form of the Restricted Stock Unit Award Agreement - Time Based is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the award agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Form of Restricted Stock Unit Award Agreement-Time Based

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2010

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Form of Restricted Stock Unit Award Agreement-Time Based